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                                                                    EXHIBIT 10.8


                                      LEASE


     THIS LEASE dated as of the 1st day of January, 1999, by and between HENRY
M. ZACHS, with an address of 40 Woodland Street, Hartford, Connecticut (the "Landlord"), and ZIPLINK, LLC, with an address of 40 Woodland Street, Hartford, Connecticut (the "Tenant").

     1. DEMISED SPACE. Landlord leases to Tenant and Tenant rents from Landlord those certain premises containing (i) approximately 3,400 square feet of floor space to be designated by the Landlord from time to time on the second floor of the building described below (hereinafter collectively called the "Demised Space"), which Demised Space is located within a building located at 40 Woodland Street, Hartford, Connecticut (the "Premises"), together with the (a) the nonexclusive use in common with others of approximately 100 square feet of floor space to be designated by the Landlord from time to time on the first floor of the Premises for the placement of co-location equipment (b) the nonexclusive use in common with others of all Common Areas appurtenant to the Premises (including but not limited to, any parking spaces at the Premises) as may be designated by the Landlord (collectively the "Common Areas"), and (c) right of access to and from the Demised Space and the Common Areas to a publicly dedicated road at all times.

     2. TERM. The term of this Lease shall be for five (5) years commencing on January 1, 1999 and expiring on December 31, 2001 unless sooner terminated as hereinafter provided (the "Lease Term").

     3. USE. Tenant shall use the Demised Space for the sole purpose of general office use.

     4. COMPLIANCE WITH LAWS, ORDINANCES, ETC. During the Lease Term, Tenant shall, at Tenant's own cost and expense, promptly observe and comply with all laws, orders, regulations, rules, ordinances and requirements of the federal, state, town, county and municipal governments and of all other governmental and public authorities affecting the Tenant's use and occupancy of the Demised Space. Additionally, Tenant shall comply with the provisions of all insurance policies from time to time in force with respect to the Premises or any part thereof to the extent that Tenant has been notified in advance of such requirements. Tenant shall further comply with reasonable rules and regulations as may be adopted by Landlord from time to time to the extent that Tenant has been notified in advance of such rules and regulations and all modifications thereto and such rules and regulations do not substantially interfere with the normal and customary use of the Demised Space as permitted under this Lease. Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the provisions of this paragraph within thirty (30) days of receipt by Tenant of an invoice and supportive documentation thereof.

     Tenant further agrees (a) that Tenant will not violate any environmental laws, regulations, ordinances, etc.; (b) that Tenant will not use, store, dispose, or generate any hazardous materials or contaminants in the Demised Space or the Premises; (c) that the Tenant will not cause or permit any condition which would create contamination on the Premises; (d) to give notice to the Landlord immediately upon the Tenant's acquiring knowledge of the presence of any hazardous materials or contamination at the Premises with a full description thereof; (e) to give notice to the Landlord immediately of any notice of violation of any laws, rules or regulations regulating hazardous materials or contamination at the Premises; and (f) to promptly

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comply with any governmental requirements requiring the removal, treatment or disposal of such hazardous materials or contamination generated, located, or placed on or at the Demised Space or the Premises by the Tenant, its employees, representatives, agents, contractors or invitees.

     THE PROVISIONS OF THIS PARAGRAPH 4 SHALL SPECIFICALLY SURVIVE THE BREACH, EXPIRATION, OR TERMINATION OF THIS LEASE.

     5. RENT.

          (a) The rental during the Lease Term shall be payable by Tenant to Landlord at the annual rate of thirty-nine thousand ($39,000.00) Dollars (the "Rent"). The Rent shall be due and payable, in advance, on the first day of each month during the Lease Term in twelve (12) equal monthly installments of $4,375 each commencing on January 1, 1999. The Rent shall be due and payable without notice, deduction or setoff.

          (b) If any installment of Rent due from Tenant is not received by Landlord within ten (10) days of when such installment is due, Tenant shall pay to Landlord an additional sum of 5% of the overdue rent as a late charge. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

          (c) Tenant agrees to pay to the Landlord as additional rent, in addition to the amounts payable pursuant to paragraph 5(a) above, Tenant's proportionate share of any increase in the total Operating Expenses over the Base Operating Expense (as hereinafter defined). "Operating Expenses" shall mean all costs and expenses incurred by Landlord, including, but not limited to, (a) utilities, sewer rents and charges for water, steam, electricity, heat, gas, hot water, power and any other service or services furnished to the Premises; (b) labor and materials in connection with the operation, improvement, repair, replacement and/or maintenance of the Premises and Common Areas; (c) amounts charged to the Landlord by contractors for services, materials and supplies furnished in connection with the operation, improvement, repair, replacement and/or maintenance of any part of the Premises, Common Areas, and/or the heating, air conditioning, ventilating, plumbing, electrical, elevators and other systems and utilities serving the Premises and the Common Areas; (d) insurance premiums for insurance coverage obtained by the Landlord with respect to the Premises and the Common Areas, including, but not limited to, All Risk Insurance and/or public liability insurance obtained in connection with the Premises and the Common Areas or any portion thereof; (e) any assessment, which shall or may during the term of this Lease be charged, laid, levied, assessed or imposed upon or in respect of the Premises and the Common Areas, including, but not limited to, real property taxes and general and special assessments, or any tax levied, assessed or imposed in lieu of the foregoing; (f) snow removal, rubbish removal, landscaping and all other costs and expenses incurred by Landlord with respect to the Common Areas; and (j) any excise, levy, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which shall or may, during the term of this Lease be assessed, levied, charged, confirmed or imposed upon or become payable out of or become a lien on the Premises or any part thereof. "Base Operating Expense" shall mean the Operating Expenses as hereinabove defined, in the amount of One Hundred Thousand ($100,000.00) Dollars. Tenant's proportionate share of the increases in the Operating Expenses over the Base Operating Expense shall be 25%. Each year Landlord shall notify Tenant of Landlord's calculation of Tenant's proportionate share of the increase in the Operating Expenses and together with such notice shall

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furnish a statement reflecting the new projected Operating Expenses. Tenant agrees to pay its share of the increases in the Operating Expenses within thirty
(30) days after submission of the aforementioned statements. Following the establishment and/or projection by Landlord of an increase in the Operating Expenses for any year during the term of this Lease, Tenant shall, in addition to the payments required above, pay to Landlord for the next succeeding twelve month period in monthly installments in advance, with each monthly installment equal to 1/12th of the amount of the Tenant's proportionate share of the established and/or projected increases in the Operating Expenses subject to adjustment at the expiration of such succeeding twelve month period, or at the expiration of this Lease, whichever occurs sooner. All increases in Operating Expenses which shall become payable for the last year of the term of this Lease shall be apportioned pro rata between Landlord and Tenant in accordance with the respective portions thereof.

     6. UTILITIES; EXTRA SERVICES. Landlord shall be solely responsible for and shall promptly pay directly to the proper utility company for reasonable quantities, as determined in the sole discretion of the Landlord, of water, steam, electricity, heat, gas, hot water, light, power, janitorial and housekeeping services, security and alarm services, refuse removal, and any other service or services furnished to the Demised Space as required for Tenant's use of the Demised Space for commercial office space. Except for "Excess Usage" (as defined below), any increase in the cost of said utilities and services shall be paid by the Tenant in accordance with the provisions of Paragraph 5(c) of this Lease relating to increases in the Operating Expenses. The Tenant shall pay for all extra services and utilities, including, but not limited to, telephone, that are not furnished to the Demised Space or the occupants thereof by the Landlord during the term of this Lease but which services are furnished to the Demised Space at the request of the Tenant. To the extent that these utilities are not billed directly to Tenant, Tenant shall reimburse Landlord on a monthly basis for Landlord's costs in furnishing the above-mentioned utilities and services to the Demised Space within ten (10) days after Tenant receives an invoice from Landlord, together with copies of the applicable bill. Landlord shall not be liable for failure to furnish any and all utilities or services to the Demised Space.

     Notwithstanding anything herein to the contrary, if the Tenant's utility or service requirements are or become excessive as determined by the Landlord in the sole discretion of the Landlord or if Tenant's utility or service requirements increase due to the installation or use of additional equipment, then the Tenant shall be required to pay the increased cost of utilities or services incurred that exceed the cost of reasonable quantities of utilities of services required in connection with the rental of office space as determined by the Landlord in the sole discretion of the Landlord (the "Excess Usage"). The Landlord may, at its option and at the Tenant's sole cost and expense, install a separate meter to measure such Excess Usage of utilities and services consumed by the Tenant and/or determine such Excess Usage based upon a survey performed by consultants selected by the Landlord at the sole cost and expense of the Tenant. If Landlord constructs new or additional utilities installations, including, without limitation, wiring, plumbing, conduits and mains, resulting from Tenant's changed, increased, or excessive utility or service requirements, the Tenant shall on demand pay to Landlord the total cost of these items. Tenant must obtain the Landlord's prior written consent with respect to any and all installations of utility or service fixtures, appliances and equipment within the Demised Space.

     7. PLACE OF PAYMENTS. All payments required to be paid by Tenant to Landlord shall be delivered to the office of Landlord as above mentioned without any prior demand for the same.

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     8. TENANT'S INSTALLATIONS AND ALTERATIONS. Tenant agrees to accept the
Demised Space in its "AS IS CONDITION WITH ALL FAULTS". Tenant shall not make any alterations to the Demised Space or install any equipment in the Demised Space without (i) furnishing plans and specifications of each alteration or equipment installation to Landlord; and (ii) obtaining Landlord's prior written consent, which consent may be withheld in the sole discretion of the Landlord.

     9. ASSIGNMENT. Tenant may not assign, mortgage or encumber this Lease, in whole or in part, or sublet all or any part of the Demised Space. Notwithstanding the foregoing, this Lease may be assigned to any successor to Tenant by operation of law, including, but not limited to, consolidation or merger. Accordingly, Tenant may assign this Lease or sublet the Demised Space to any entity which acquires all or part of Tenant, or which is acquired in whole or in part by Tenant, or which is controlled directly or indirectly by Tenant or which entity controls, directly or indirectly, the Tenant, or which owns or is owned by the affiliates of the Tenant.

     10. MAINTENANCE AND SERVICES. Landlord shall maintain and repair the structural components and the mechanical, electrical, fire safety, plumbing, sprinkler systems and HVAC of the building at the Premises and the Common Areas as may be necessary in the reasonable discretion of the Landlord. Notwithstanding the foregoing, the Tenant shall pay for, at Tenant's sole cost and expense, the foregoing maintenance and repair by the Landlord to the extent such maintenance or repairs is necessitated by, caused, or arises out of the negligence, misconduct or fault of the Tenant, its employees, agents, representative, contractors or business customers. Tenant covenants and agrees at the Tenant's sole cost and expense, to maintain in good order, condition and repair all the nonstructural portions of the interior of the Demised Space, and the fixtures and equipment therein and appurtenances thereto located within the Demised Space. Landlord shall have the right to install or maintain in, over or under the Demised Space or any portion thereof, such mains, conduits, pipes, ducts or other facilities as may be necessary or desirable to service the Premises or any part thereof. Tenant shall, at Tenant's sole cost and expense, arrange with third parties and, pay for telephone services, equipment, and fixtures furnished to the Demised Space.

     11. LIENS. Should any mechanic's or other lien be filed against the Premises or any part thereof for any reason whatsoever by reason of Tenant's acts or omissions or because of a claim against Tenant, Tenant shall cause the same to be canceled and discharged of record by bond or otherwise within thirty
(30) days after notice by the Landlord.

     12. TENANT'S PERSONAL PROPERTY TAXES. Tenant shall pay, directly to the applicable taxing authority, all taxes assessed, levied or charged against Tenant's trade fixtures, furniture, improvements and other personal property installed in, stored in or kept upon the Premises.

     13. INSURANCE. Tenant covenants and agrees at Tenant's sole cost and expense, to provide on or before the commencement of the Lease Term and to keep in force during the entire Lease Term comprehensive public liability insurance in the amount of at least $2,000,000 for any occurrence resulting in bodily or personal injury to or the death of one or more persons and "All Risk" property damage insurance covering liability for damages to all Tenant's personal property in the amount of at least $500,000 per occurrence. Tenant shall deliver to Landlord on the date hereof and thereafter at least thirty (30) days prior to the expiration of any such policy, either a duplicate original or a certificate and true copy of all policies procured by Tenant in

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compliance with its obligations hereunder, together with evidence of payment therefor and including an endorsement which states that such insurance may not be canceled except upon thirty (30) days written notice to Landlord and any designee(s) of Landlord. Landlord hereby releases Tenant and Tenant hereby releases Landlord, except as to deductible amounts, to the extent of their insurance policies required under this Lease from all claims for loss or damages to the property of the other, whether or not caused by the act or negligence of the other and will assure that such insurance permits waiver of liability and contains a waiver of subrogation.

     14. DESTRUCTION. If the Premises or any portion thereof shall be damaged by any casualty, the Landlord may terminate this Lease within ninety (90) days after such casualty. In the event that Landlord does not terminate this Lease, then Landlord shall, upon receipt of the insurance proceeds, repair the same with due diligence; provided, however, the obligation of Landlord to restore the Premises shall be limited to the extent of the insurance proceeds actually received by Landlord, free and clear from collection by any mortgagees and after deducting the cost and expense, if any, including reasonable attorney's fees of settling with the insurer. The Rent shall be abated proportionately as to that portion of the Demised Space rendered untenantable. If Landlord elects to terminate this Lease, this Lease shall expire as of the termination date specified by the Landlord and Tenant shall vacate and surrender the Demised Space to Landlord. Tenant's liability for Rent upon the termination of this Lease shall cease as of the termination date specified by the Landlord. In the event Landlord elects to repair the damage insurable under Landlord's policies, any abatement of Rent shall end upon notice from Landlord to Tenant of the completion of all necessary repairs.

     15. EMINENT DOMAIN. In the event that the whole of the Premises shall be taken under the power of eminent domain, this Lease shall thereupon terminate as of the date possession shall be so taken. If any portion of the Premises shall be taken as aforesaid, then Landlord may, by written notice to Tenant, terminate this Lease and termination of the Lease shall be effective as of the date possession is taken. In the event that this Lease is not so terminated, Landlord shall, upon receipt of the award in condemnation, make all necessary repairs or alterations to the building in which the Premises are located, but Landlord shall not be required to spend for such repairs an amount in excess of the Amount Received by Landlord as damages for the part of the Premises so taken. "Amount received by Landlord" shall mean that part of the award in condemnation which is free and clear to Landlord of any collection by mortgagees and after payment of all costs involved in collection, including but not limited to attorney's fees. In the event that Landlord does not terminate this Lease upon a partial taking of the Premises, (i) Tenant, at its own cost and expense shall, restore all exterior signs, fixtures, equipment, leasehold improvements and other installations of personality of Tenant which are not taken to as near its former condition as the circumstance will permit; and (ii) all provisions of this Lease shall remain in full force and effect, except that the Rent shall be proportionately reduced in the event that any portion of the Demised Space is the subject of such partial taking. The entire amount of any condemnation award shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant hereby expressly waives any claim and assigns to all Tenant's right, title and interest to any such award to the Landlord. Tenant shall be entitled to a separate claim for moving expenses and Tenant's trade fixtures as may be permitted under applicable law provided such claim is made separate and apart from any award to Landlord and only so long as Tenant's claim and award shall not diminish, reduce or prejudice the award to be received by Landlord in any way whatsoever.

     16. DEFAULT. Upon the happening of any one or more of the following events, the Landlord may give written notice to the Tenant stating that the term of this Lease is terminated

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on a date set forth in the notice and if such notice shall be given, the term of this Lease shall terminate on the date so stated in the written notice:

          (a) The failure of the Tenant to timely and fully pay any rent or other assessments, taxes, damages, amounts, charges, fees, sums, etc. required by this Lease within ten (10) days of the day or dates appointed for the payment thereof.

          (b) The failure of the Tenant to perform any one or more of its other covenants under this Lease within thirty (30) days after written notice to the Tenant specifying the covenant or covenants the Tenant has not performed and the failure of the Tenant to remedy such failure to perform within said thirty (30) day period.

          (c) The making by the Tenant of an assignment for the benefit of its creditors.

          (d) The levying of a writ of execution or attachment on or against the Building if the same is not released or discharged within thirty (30) days thereafter.

          (e) The instituting of proceedings in a court of competent jurisdiction for the involuntary or voluntary bankruptcy, arrangement, reorganization, liquidation or dissolution of the Tenant under the Federal Bankruptcy Rules (as now or hereafter in effect) or any federal or state bankruptcy or insolvency act applicable to Tenant or Tenant's business, or for its adjudication as a bankrupt or insolvent, or for the appointment of a receiver of the property of the Tenant, and said proceedings are not dismissed, or any receiver, trustee, or liquidator appointed therein is not discharged within thirty (30) days after the institution of said proceedings.

     Notwithstanding any such termination, the Tenant shall remain liable to the Landlord as hereinafter provided in this Lease.

     17. REMEDIES OF LANDLORD. If an event of default set forth in this Lease occurs, the Landlord shall have the following rights and remedies, in addition to all other remedies at law or equity, and none of the following, whether or not exercised by Landlord, shall preclude the exercise of any other right or remedy whether herein set forth or existing at law or equity:

          (a) Landlord shall have the right to terminate this Lease by giving the Tenant notice in writing of the termination date of this Lease, and upon the giving of such notice this Lease as well as all the right, title and interest of the Tenant under this Lease shall wholly cease on the termination date set forth in the notice as if such date were the expiration date of the term of this Lease, without the necessity of re-entry or any other act on the Landlord's part. Upon termination the Tenant shall quit and surrender to the Landlord the Building. If this Lease is so terminated by the Landlord, the Landlord shall be entitled to recover from the Tenant as damages the worth at the time of such termination of the excess, if any, of the amount of the rent reserved in this Lease for the balance of the term of this Lease, over the then reasonable rental value of the Building for the same period plus all costs and expenses of the Landlord caused by the Tenant's default.

          (b) The Landlord may, without demand or notice, re-enter and take possession of the Demised Space or any part thereof, and repossess the same as of the Landlord's former estate in the manner prescribed by the Connecticut statute relating to summary process and expel the Tenant and those claiming through or under the Tenant, and remove the effects of any and all such persons without prejudice to any remedies for arrears of

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rent or preceding breach of covenants. Should the Landlord elect to re-enter as provided in this Paragraph or should the Landlord take possession pursuant to legal proceedings or pursuant to any notice provided for by law, the Landlord may, from time to time, without terminating this Lease, relet the Demised Space or any part thereof for such terms and at such rental, and upon such other conditions as the Landlord may deem advisable, with the right to make alterations and repairs to the Demised Space. No such re-entry or repossession of the Demised Space by the Landlord shall be construed as an election on the Landlord's part to terminate this Lease unless a written notice of termination is given to the Tenant by the Landlord. No such re-entry or repossession of the Demised Space shall relieve the Tenant of its liability and obligation under this Lease, all of which shall survive such re-entry or repossession. Upon the occurrence of such re-entry or repossession, the Landlord shall be entitled to liquidated damages in the amount of the monthly rent, taxes, fees, charges, assessments, and other sums, which would be payable hereunder if such re-entry or repossession had not occurred, less the net proceeds, if any, of any reletting of the Demised Space after deducting all the Landlord's expenses in connection with such reletting, including, but without limitation, all repossession costs, brokerage commissions, legal expenses, attorney's fees, expenses of employees, alteration costs, and expenses of preparation for such reletting. The Tenant shall pay such liquidated damages to the Landlord on the days on which the rent or any other sums due hereunder would have been payable hereunder retaken.

     In determining the rent which would be payable by Tenant hereunder subsequent if possession had not been to default, the annual rent for each year of the unexpired term shall be equal to the average annual rent and all additional rent paid by Tenant from commencement of the Lease to the time of default.

     18. ACCESS TO PREMISES. Landlord shall have the right to enter the Demised Space during business hours upon reasonable notice to inspect the Demised Space, make repairs, additions, alterations or improvements to the Demised Space as Landlord may elect or as may be required hereunder, or for any other reasonable purpose. In the event of an emergency, Landlord may enter the same by a master key without incurring liability therefor and without in any manner affecting the obligations of this Lease.

     19. SUBORDINATION. The Tenant agrees that this Lease and the Tenant's interest hereunder shall be subordinate to any security agreement and/or mortgage to a bank or other institution as well as any easements granted to any governmental or quasi-governmental authority or body or any utility company. Upon request of the Landlord or Landlord's mortgagee, Tenant agrees to promptly execute and deliver any and all documents subordinating its right under this Lease as aforesaid. The word "mortgage" as used herein includes, but is not limited to, mortgages, deeds of trust, or similar instruments and modifications, consolidations, extensions, renewals, replacements or substitutions thereof. This subordination shall be automatically effective at such time or times as any and all future security agreements and/or mortgages come into existence without the necessity for the Tenant to execute any further instruments.

     20. QUIET ENJOYMENT. Tenant, upon paying the Rent and performing all of the terms on its part to be performed, shall peaceably and quietly enjoy the Demised Space subject, nevertheless, to the terms of this Lease and to any mortgage, ground lease or agreements of record to which this Lease is subordinated.

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     21. FORCE MAJEURE. Except for the payment by Tenant of the Rent and other sums payable by Tenant under this Lease, the parties shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond their respective control which shall include, without limitation, all labor disputes, civil commotion, war, war-like operations, hostilities, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, services or through acts of God.

     22. END OF TERM. At the expiration of this Lease, Tenant shall surrender the Demised Space in the same condition as the Demised Space were in upon delivery of possession thereto under this Lease, reasonable wear and tear excepted, and shall deliver all keys and combinations of all locks, safes and vaults to Landlord. Any leasehold improvements made to the Demised Space by Tenant or by Landlord for Tenant's benefit, including but not limited to, demising walls, ceilings, walls separating the Demised Space into office space and all improvements which cannot be removed without damaging or leaving holes in the Demised Space shall remain in the Demised Space and shall become the property of the Landlord immediately upon the expiration of or earlier termination of this Lease. Before surrendering the Demised Space, Tenant shall remove all its personal property including all trade fixtures, and shall repair any damage caused thereby. Tenant's obligations under this provision shall specifically survive the expiration or termination of the Lease Term. If Tenant fails to remove its property upon the expiration of this Lease, then said property shall be deemed abandoned and become the property of the Landlord at the option of the Landlord after (i) Landlord provides at least ten (10) days prior notice to the Tenant; and (ii) Tenant fails to immediately remove any such personal property and repair any damage caused thereby after receipt of such notice from the Landlord.

     23. HOLDING OVER. Tenant shall surrender possession of the Demised Space immediately upon the expiration of the term of this Lease or earlier termination of this Lease. Any holding over after the expiration of this term or termination of this Lease shall be construed to be a month to month tenancy and terminable by Landlord upon ten (10) days written notice to the Tenant. The Tenant shall pay the Landlord twice the per diem rental paid by Tenant prior to such expiration or earlier termination of this Lease per day along with the additional rent and other charges to paid by Tenant pursuant to this Lease in addition to all Landlord's costs and expenses in removing the Tenant from the Demised Space, including reasonable attorneys' fees and shall otherwise be subject to such other obligations and liabilities set forth in this Lease as may be applicable to such occupancy of the Demised Space by the Tenant. In addition, Tenant shall pay Landlord for any and all damages sustained by Landlord as a result of Tenant's holding over or failure to surrender the Demised Space, including, but not limited to, lost profits and amounts required to be paid to any tenant or prospective tenant who was to occupy the Demised Space after the expiration or sooner termination of the Lease, related attorney's fees and brokerage commissions.

     The Tenant hereby waives any notice to quit in the event that the Lease terminates by the lapse of time in accordance with the provisions of Section 47a-25 of the Connecticut General Statutes, Revision of 1958, as amended. The Tenant represents that this waiver is made knowingly and intelligently and that the Tenant conferred with its legal advisors prior to agreeing to this waiver.

     24. NO WAIVER. Failure of either party to insist upon the strict performance of any provision of this Lease or to exercise any option or enforce any rules and regulations herein

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contained shall not be construed as a waiver by such party for the future of any such provision, rule or option. The receipt by Landlord of Rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by the party benefiting from such provision.

     25. NOTICES. Any notice, demand, request or other instrument which may be or are required to be given under this Lease shall be delivered in person or sent by United States Certified Mail, return receipt requested, postage prepaid, and shall be addressed (a) if to Landlord, at the address as hereinabove set forth and (b) if to Tenant, at the address specified in the introductory paragraph of this Lease. Either party may designate such other address as shall be given by written notice.

     26. REMEDY OF TENANT. In the event of default by Landlord under the terms of this Lease, Tenant's sole and exclusive remedy shall be against Landlord's interest in the Premises subject to rights of mortgagees, and in no event, however, shall any action be brought against other assets of the Landlord for any claim by Tenant to recover for damages of any kind, nature or description. In addition, any action brought by Tenant for damages arising from a default by Landlord shall be solely limited to direct damage incurred as a result of such default without any claim for consequential damages or lost profits. Tenant hereby waives any and all claims and rights to recover consequential damages or lost profits arising from a default by Landlord under this Lease.

     27. PARKING. Tenant shall have the non-exclusive right in common with others to the use of the parking spaces located at the Premises subject to such restrictions and regulations as Landlord deems appropriate provided such restrictions and regulations do not unreasonably interfere with Tenant's permitted use of the Premises.

     28. INDEMNIFICATION. Notwithstanding any other terms, covenants, and conditions contained in this Lease, the Tenant shall indemnify and save harmless Landlord and its agents from and against any and all loss (including, but not limited to, loss of any rent payable by the Tenant pursuant to this Lease), claims, actions, damages, liability and expense in connection with loss of life, personal injury, damage to property or any other loss or injury whatsoever arising from or out of the occupancy or use by the Tenant of the Premises, the Demised Space and/or Common Areas Space or any part thereof or any work or thing whatsoever done, or any condition created (other than by Landlord, its agents, servants or employees) in or about the Premises and the Building during the term of this Lease or during any other period of time that Tenant may have been given access to the Premises and the Demised Space, or arising from any negligent or otherwise wrongful act or omission of Tenant or any of its subtenants, assigns or licensees or its or their employees, agents, contractors, guests or invitees. In case any action or proceeding be brought against Landlord, by reason of any such claim, Tenant, upon notice from Landlord, shall resist and defend such action or proceeding by attorneys reasonably acceptable to Landlord. If the Landlord shall, without fault on its part, be made a party to any litigation commenced by or against the Tenant, then the Tenant shall protect, indemnify and hold the Landlord harmless and shall pay all costs, expenses and reasonable legal fees incurred or paid by the Landlord in connection with such litigation. The Tenant shall also pay all costs, expenses and legal fees that may be incurred or paid by the Landlord in enforcing the terms, covenants and conditions in this Lease, unless a court shall decide otherwise. This paragraph shall be read in conjunction with all other provisions of this Lease.

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     29. NON-LIABILITY OF LANDLORD. Landlord shall not be liable for any failure of water supply or electric current or of any service by any utility, not for injury or damage to person (including death) or property caused by or resulting from steam, gas, electricity, water, rain or snow which may flow or leak from any part of the Premises, or from any pipes, appliances or plumbing works of the same, or from any other cause, or from the street or subsurface or from any other place, nor from interferences with light or easements, however caused, except to the extent such injuries to person or damages to property arise as a result of the negligent affirmative acts or intentional misconduct of the Landlord. The Landlord shall have no liability to Tenant by reason of any temporary inconvenience, annoyance, interruption or loss of business arising from Landlord's making any repairs or changes which Landlord may make in or to any portion of the Premises or in or to the fixtures, equipment or appurtenances of the Premises.

     The Landlord shall not be required to provide any services or perform any act in connection with the Demised Space or the Premises except as otherwise specifically provided in this Lease. Except as expressly provided otherwise in this Lease, Rent shall be paid to the Landlord without any claim on the part of the Tenant for diminution or abatement thereof, and the fact that the Tenant's use and occupancy of the Demised Space shall be disturbed or prevented from any cause whatsoever shall not in any way suspend, abate or reduce the rental to be paid hereunder except as otherwise specifically provided in this Lease.

     30. WASTE; NUISANCE. Tenant shall not use the Demised Space and the Premises in any manner that will constitute waste, nuisance, or annoyance (including, without limitation, the use of loudspeakers or an objectionable sound or light apparatus that can be heard or seen outside the Demised Space) to the Landlord, occupants of adjacent properties or other tenants of the Premises.

     31. SIGNS. Tenant shall not erect or install any sign, awning or other type display whatsoever, either upon the exterior of the building at the Premises, upon or in any window, or in any lobby, hallway or door therein located, without the prior express written consent of Landlord. The installation, size and design of any signs, awnings or displays at the Premises shall also be subject to the laws, ordinances, rules and regulations of any federal, state or local governmental authority. Tenant shall, at Tenant's sole cost and expense, maintain any such signs or other installation, as may be approved, in good condition and repair. The Tenant shall pay all permit and license fees which may be required to be paid for the erection and maintenance of any and all such signs and other installation and provided such signs and other installations are legally permitted to be installed. The Tenant agrees to exonerate, save harmless, protect and indemnify the Landlord from, and against any and all losses, damages, claims, suits or actions for any damage or injury to the person or property caused by the erection and maintenance of such signs and other installations or parts thereof, and insurance coverage for such signs and installations shall be included in the public liability policy which the Tenant is required to furnish under this Lease. At or before the expiration of this Lease, or the date of any earlier termination of this Lease, all such signs and other installations shall be removed by Tenant unless otherwise agreed to by Landlord and Tenant shall repair any damage to the Premises resulting from such removal and shall restore the Premises to the condition designated by Landlord.

     32. MISCELLANEOUS.

          (a) Tenant shall not record this Lease on the Hartford land records. If it does so, Landlord may terminate this Lease by recording a Notice of Termination of this Lease on the

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Hartford land records effective with Landlord's signature solely appearing as such Notice of Termination.

          (b) If any provision of this Lease or application thereof to any person or circumstance shall to any extent by invalid, the remainder of this Lease or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby.

          (c) Landlord and Tenant each represent and warrant that there are no claims for brokerage commissions or finder's fees in connection with the execution of this Lease and each agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claim, including attorney's fees incurred by such other party in connection with any such claim.

          (d) All provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns.

          (e) Time is of the essence with respect to the performance of all of the covenants, conditions, terms and obligations contained in this Lease.

          (f) If Landlord sells or conveys its interest in the Premises, thereafter Landlord shall be relieved of any liability to Tenant under this Lease and Tenant shall look solely to the new owner or owners for performance of the Landlord's obligations hereunder.

          (g) This Lease contains the agreements between the parties hereto and this Lease shall control over and supersede any and all prior understandings and prior agreements relating to the Demised Space between the parties including, but not limited to, a certain Lease dated July 1, 1996 by and between Landlord and Tenant ("Prior Lease"). The Landlord and Tenant hereby terminate and discharge the Prior Lease as of December 31, 1998. In addition, this Lease shall not be modified in any manner except by an instrument in writing executed by the parties, their heirs, administrators, executors, successors or assigns. No representations have been made by either party other than those set forth in this Lease and neither party shall be bound by or held to any representations other than as are set forth in this Lease.

          (h) This Lease shall be governed by and construed in accordance with the Laws of the State of Connecticut. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by the Law.

          (i) Landlord and Tenant hereby specifically and irrevocably consent to the jurisdiction of the courts of the State of Connecticut with respect to all matters concerning this Lease and the enforcement hereof.


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          IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals the day and year first above written.

Signed, Sealed and Delivered                LANDLORD:
in the Presence of:


                                        /s/ Henry M. Zachs
                                        ------------------------------------
                                        Henry M. Zachs




                                        TENANT:
                                        ZIPLINK, LLC

                                        By /s/ Christopher Jenkins
                                          ----------------------------------
                                             Christopher Jenkins
                                        Its: President






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